                                                                                                                       Exhibit 99.2

                                                      CERTIFICATION PURSUANT TO
                                              SECTION 906 OF THE SARBANES-OXLEY ACT OF
                                                                2002*

In connection with the Annual Report on Form 11-K of the Go.com Savings and Investment Plan (the "Plan") with respect to the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael D.
Eisner, Chairman of the Board and Chief Executive Officer of The Walt Disney Company, the parent company of Buena Vista Internet
Group (the Plan sponsor), certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

By:     /s/ MICHAEL D. EISNER
----------------------------------------
Michael D. Eisner
Chairman of the Board
and Chief Executive Officer
The Walt Disney Company
June 27, 2003

* A signed original of this written statement required by Section 906 has been provided to The Walt Disney Company and will be retained by The Walt Disney Company and furnished to the Securities and Exchange Commission or its staff upon request.